EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Third Quarter Fiscal 2026

MINNEAPOLIS, July 09, 2026 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the third quarter of fiscal 2026.

Third quarter fiscal 2026 financial and operating highlights include (with growth rates on a fiscal quarter year-over-year basis):

  Consolidated net sales increased 12.6% to a record $24,216,000
  ZERUST® industrial net sales increased 10.3% to a record $15,926,000
  ZERUST® oil and gas net sales increased 72.3% to a third quarter record of $2,219,000
  Natur-Tec® product net sales increased 5.0% to a record $6,070,000
  NTIC China net sales were $4,480,000, compared to $4,510,000 in the third quarter fiscal 2025
  Gross profit, as a percentage of net sales, decreased 477 basis points to 33.6%
  Joint venture operating income increased 12.2% to $2,551,000
  Income before income tax expense was $376,000, compared to $743,000
  Net loss attributable to NTIC was $263,000, compared to net income attributable to NTIC of $122,000
  Net loss per diluted share attributable to NTIC was $0.03, compared to net income per diluted share attributable to NTIC of $0.01

“Strong global demand and increasing adoption of our ZERUST® corrosion prevention and Natur-Tec® bioplastic solutions drove quarterly consolidated net sales to new record highs. Global disruptions stemming from increased conflict levels in the Middle East, including through the Strait of Hormuz, drove a significant increase in the cost of key raw materials during the quarter, and gross margin was further affected by competitive pricing pressure in our Natur-Tec® business. Together, these factors reduced our gross margin by approximately 477 basis points year-over-year. We have begun to see raw material costs ease, and the pricing and procurement initiatives we are pursuing are expected to improve gross margin and profitability in the fourth quarter,” said G. Patrick Lynch, President and CEO of NTIC.

“Since reaching the profitability levels we planned for is taking longer than expected, we believe NTIC must remain focused on the initiatives within our control to drive more profitable growth, including expanding sales of our higher-margin ZERUST® oil and gas solutions and broadening Natur-Tec® applications globally. Our liquidity and financial flexibility remain solid, supported by significant capital within our joint venture network and anticipated proceeds of more than $1.0 million from the pending sale of our Beachwood, Ohio facility, which is expected to close in fiscal 2027. The resilience of our business model, continued demand for our technologies. and our focus on execution give us confidence in stronger, more profitable fourth-quarter results,” concluded Mr. Lynch.

NTIC’s consolidated net sales increased 12.6% to $24,216,000 during the three months ended May 31, 2026, compared to $21,509,000 for the three months ended May 31, 2025. The year-over-year increase in third quarter sales was primarily driven by increased sales and demand for ZERUST® and Natur-Tec® products. For the nine months ended May 31, 2026, consolidated net sales increased 12.3% to $69,521,000, compared to $61,919,000 for the same period last fiscal year.

The following tables set forth NTIC’s net sales by product category for the three and nine months ended May 31, 2026 and 2025, by segment:

	Three Months Ended May 31,
	2026	% of Net Sales	2025	% of Net Sales	% Change
ZERUST®industrial net sales	$15,926,269	65.8%	$14,440,591	67.1%	10.3%
ZERUST®oil & gas net sales	2,219,342	9.1%	1,288,046	6.0%	72.3%
Total ZERUST®net sales	$18,145,611	74.9%	$15,728,637	73.1%	15.4%
Total Natur-Tec®net sales	6,070,051	25.1%	5,779,926	26.9%	5.0%
Total net sales	$24,215,662	100.0%	$21,508,563	100.0%	12.6%

	Nine Months Ended May 31,
	2026	% of Net Sales	2025	% of Net Sales	% Change
ZERUST®industrial net sales	$44,816,138	64.4%	$40,965,696	66.2%	9.4%
ZERUST®oil & gas net sales	7,279,062	10.5%	4,350,761	7.0%	67.3%
Total ZERUST®net sales	$52,095,200	74.9%	$45,316,457	73.2%	15.0%
Total Natur-Tec®net sales	17,426,065	25.1%	16,602,565	26.8%	5.0%
Total net sales	$69,521,265	100.0%	$61,919,022	100.0%	12.3%

Net sales at NTIC’s joint ventures, which are not consolidated with NTIC’s financial results, increased 15.1% to $26,708,000 during the three months ended May 31, 2026, compared to $23,212,000 for the three months ended May 31, 2025. NTIC’s total income from joint venture operations increased 12.2% to $2,551,000 during the three months ended May 31, 2026, compared to $2,273,000 during the three months ended May 31, 2025. The $278,000 increase in total income from joint venture operations was primarily due to an increase in sales at NTIC’s joint ventures. Year-to-date, NTIC’s joint venture operating income was $6,869,000, compared to joint venture operating income of $6,378,000 during the nine months ended May 31, 2025. Net sales of NTIC’s joint ventures were $74,723,000 for the nine months ended May 31, 2026, compared to $66,848,000 for the nine months ended May 31, 2025.

Operating expenses, as a percentage of net sales, for the third quarter of fiscal 2026 were 42.0%, compared to 44.9% for the same period last fiscal year. Year-to-date, operating expenses, as a percentage of net sales, were 42.3%, compared to 45.1% for the same period last fiscal year. Operating expenses for the three and nine months ended May 31, 2026 increased 5.3% and 5.2%, respectively. These increases were primarily due to strategic investments in ZERUST® oil and gas marketing and sales efforts.

NTIC recognized $1,140,000 in other income during the nine months ended May 31, 2025, due to the receipt of a cash employee retention credit payment. No other income was recognized during the nine months ended May 31, 2026.

Net loss attributable to NTIC for the third quarter of fiscal 2026 was $263,000, or $0.03 per diluted share, compared to net income attributable to NTIC of $122,000, or $0.01 per diluted share, for the same period last fiscal year. Year-to-date, net loss attributable to NTIC was $61,000, or $0.01 per diluted share, compared to net income attributable to NTIC of $1,117,000, or $0.12 per diluted share, for the same period last fiscal year.

NTIC’s non-GAAP adjusted net loss, as set forth in the GAAP reconciliation at the end of this release, was $158,000, or $0.02 per diluted share, for the third quarter of fiscal 2026, compared to non-GAAP adjusted net income of $228,000, or $0.02 per diluted share, for the same quarter last fiscal year. Year-to-date, non-GAAP adjusted net income was $257,000, or $0.02 per diluted share, compared to non-GAAP adjusted net income of $595,000, or $0.07 per diluted share, for the same period last fiscal year.

NTIC had working capital of $19,992,000 as of May 31, 2026, including $7,276,000 in cash and cash equivalents and an outstanding revolving line of credit and current portion of term loan balance of $14,778,000, compared to $20,439,000 of working capital as of August 31, 2025, including $7,251,000 in cash and cash equivalents and an outstanding revolving line of credit and current portion of term loan balance of $12,189,000.

During the third quarter of fiscal 2026, NTIC committed to a plan to sell its Beachwood, Ohio facility, which has historically been used by the Company's ZERUST® segment. NTIC reclassified the carrying value of the property, $869,407, from property, plant and equipment, net, to assets held for sale on its consolidated balance sheet as of May 31, 2026. On May 26, 2026, NTIC received a non-binding letter of intent to purchase the property for $1,150,000 in cash, subject to a customary diligence period and execution of a definitive purchase and sale agreement. The Company expects the sale of the property to close during fiscal 2027.

At May 31, 2026, NTIC had $30,360,000 of investments in joint ventures, of which $16,521,000, or 54.4% was cash, with the remaining balance mostly made up of other working capital. This is compared to $27,139,000 of investments in joint ventures, of which $13,500,000, or 49.7%, is cash, with the remaining balance mostly made up of other working capital at May 31, 2025.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the third quarter of fiscal year 2026 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a webcast. To join the live call and ask a question, a participant must register using the URL below.

https://register-conf.media-server.com/register/BIfceca2e927f94054a3cc6ad549cefed7

Once registered, the participant will receive a dial-in number and unique PIN number to access the call.

The audio-only webcast can be accessed at the following link: https://edge.media-server.com/mmc/p/vqvp3kq8

A link to the webcast is also available on the Investor Relations section of NTIC’s webpage. Participants are advised to go to the website at least 15 minutes early to register, download and install any necessary audio software. For those unable to participate in the live webcast, a replay of the webcast will be archived and accessible for approximately one year on the Investor Relations section of NTIC’s webpage.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 65 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, general industrial, mechanical, mining, agricultural, and retail consumer markets for over 50 years and, more recently, has also expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s beliefs that its pricing and procurement initiatives will improve gross margin and profitability in the fourth quarter and its expectation that it will execute a definitive agreement for the sale of its Beachwood facility and that the sale would close in fiscal 2027 and result in more than $1.0 million in anticipated proceeds, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the effect of the U.S.-Israel-Iran conflict, which has had immediate and substantial effects on global trade, energy markets and financial markets; risks associated with international operations, including NTIC China, exposure to exchange rate fluctuations, tariffs, trade disputes and changes to trade regulation; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry, decreased exports of automotive products resulting from tariffs between the U.S. and both Mexico and Canada and the evolution towards electric vehicles; the effect of economic uncertainty, recessionary indicators, inflation, increased interest rates and turmoil in the global credit, financial and banking markets or perception thereof; effect of supply chain disruptions; the effect of initiatives to improve gross margin and profitability, including expanding sales of ZERUST® oil and gas solutions and broadening Natur-Tec® applications globally; the risk that the Beachwood facility sale will not be completed or will result in different than anticipated proceeds to NTIC; NTIC’s dependence on its joint ventures, relationships with joint venture partners and their success, including fees and dividend distributions; effect of economic slowdown and political unrest, including the war between Russia and Ukraine and the conflicts in the Middle East; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of purchase orders under supply contracts; variability in sales to oil and gas customers and effect on quarterly financial results; increased competition; costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K for the fiscal year ended August 31, 2025 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that it faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this release contains non-GAAP financial measures, including adjusted net income (loss) attributable to NTIC and adjusted net income (loss) attributable to NTIC per diluted share. NTIC’s reasons for use of these measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information are included at the end of this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for NTIC’s financial results prepared in accordance with GAAP.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF MAY 31, 2026 (UNAUDITED) AND
AUGUST 31, 2025 (AUDITED)

	May 31, 2026	August 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,275,981	$7,250,523
Receivables:
Trade, less allowance for credit losses of $310,000 as of May 31, 2026 and $235,000 as of August 31, 2025	18,684,535	18,443,230
Fees for services provided to joint ventures	1,092,660	1,077,552
Income taxes	999,127	340,002
Inventories, net	15,838,761	15,525,230
Prepaid expenses	3,013,947	1,706,279
Assets held for sale	869,407	—
Total current assets	$47,774,418	$44,342,816

PROPERTY AND EQUIPMENT, NET	$14,863,936	$15,183,918

OTHER ASSETS:
Investments in joint ventures	30,360,084	28,611,777
Deferred income tax, net	448,023	503,575
Intangible assets, net	8,310,410	8,827,768
Goodwill	4,782,376	4,782,376
Operating lease right of use assets	585,756	493,050
Total other assets	44,486,649	43,218,546
Total assets	$107,125,003	$102,745,280

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Line of credit	$11,763,555	$9,329,021
Term loan, current portion	3,014,086	2,860,256
Accounts payable	9,350,119	8,044,196
Income taxes payable	447,177	414,304
Accrued liabilities:
Payroll and related benefits	1,897,674	1,844,817
Other	882,578	1,066,761
Current portion of operating leases	427,639	344,739
Total current liabilities	$27,782,828	$23,904,094
LONG-TERM LIABILITIES:
Deferred income tax, net	1,513,166	1,513,166
Term loans, noncurrent portion	389,236	466,984
Operating leases, less current portion	158,117	148,311
Total long-term liabilities	$2,060,519	$2,128,461

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares; issued and outstanding 9,496,440 and 9,475,490 as of May 31, 2026 and August 31, 2025, respectively	189,929	189,510
Additional paid-in capital	26,046,779	25,056,976
Retained earnings	52,022,946	52,273,469
Accumulated other comprehensive loss	(5,434,794)	(5,371,201)
Stockholders’ equity	72,824,860	72,148,754
Non-controlling interests	4,456,796	4,563,971
Total equity	77,281,656	76,712,725
Total liabilities and equity	$107,125,003	$102,745,280

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2026 AND 2025

	Three Months Ended May 31,		Nine Months Ended May 31,
	2026	2025	2026	2025
NET SALES:
Net sales	$24,215,662	$21,508,563	$69,521,265	$61,919,022
Cost of goods sold	16,072,498	13,249,123	45,136,589	38,701,045
Gross profit	8,143,164	8,259,440	24,384,676	23,217,977

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	1,517,174	970,314	3,839,960	2,720,637
Fees for services provided to joint ventures	1,033,786	1,302,598	3,028,942	3,656,980
Total income from joint venture operations	2,550,960	2,272,912	6,868,902	6,377,617

OPERATING EXPENSES:
Selling expenses	4,647,548	4,593,226	13,732,822	13,071,122
General and administrative expenses	4,324,275	3,933,696	12,085,935	11,113,008
Research and development expenses	1,206,971	1,138,243	3,603,085	3,770,539
Total operating expenses	10,178,794	9,665,165	29,421,842	27,954,669

OPERATING INCOME	515,330	867,187	1,831,736	1,640,925

INTEREST INCOME	64,089	37,821	166,899	273,544
INTEREST EXPENSE	(203,872)	(162,096)	(600,489)	(421,471)
OTHER INCOME	—	—	—	1,139,756

INCOME BEFORE INCOME TAX EXPENSE	375,547	742,912	1,398,146	2,632,754

INCOME TAX EXPENSE	392,802	410,461	733,321	903,529

NET (LOSS) INCOME	(17,255)	332,451	664,825	1,729,225

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	246,036	210,676	725,620	612,040

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC	$(263,291)	$121,775	$(60,795)	$1,117,185

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$(0.03)	$0.01	$(0.01)	$0.12
Diluted	$(0.03)	$0.01	$(0.01)	$0.12

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,496,439	9,474,363	9,490,751	9,475,967
Diluted	9,496,439	9,539,766	9,490,751	9,686,646
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.00	$0.01	$0.02	$0.15

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED, EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains certain non-GAAP financial measures, including adjusted net (loss) income attributable to NTIC and adjusted net (loss) income attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are supplemental information and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business and other non-cash charges. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following is a reconciliation of NTIC’s reported net (loss) income attributable to NTIC and reported net (loss) income attributable to NTIC per diluted common share to adjusted net (loss) income attributable to NTIC and adjusted net (loss) income attributable to NTIC per diluted common share, in each case, as adjusted to exclude the contribution from the receipt of an employee retention credit (ERC) payment and amortization expense.

	Three Months Ended May 31,		Nine Months Ended May 31,
	2026	2025	2026	2025
Net (loss) income, as reported	$(263,291)	$121,775	$(60,795)	$1,117,185
Adjustments for adjusted net (loss) income:
Other income from ERC	-	-	-	(1,139,756)
Bonus expense impact from ERC	-	-	-	300,000
Amortization expense	105,783	105,783	317,349	317,349

Non-GAAP adjusted net (loss) income	$(157,508)	$227,558	$256,554	$594,778

Weighted average shares outstanding (diluted)	9,496,439	9,539,766	9,490,751	9,686,646
Diluted net (loss) income per share, as reported	(0.03)	0.01	(0.01)	0.12
Adjustments for adjusted net (loss) income, net of tax impact, per diluted share	0.01	0.01	0.03	(0.05)
Non-GAAP adjusted net (loss) income per diluted share	$(0.02)	$0.02	$0.02	$0.07

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600